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                                 EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT (FORM S-8 NO. 333-24047) PERTAINING TO THE KEYSTONE AUTOMOTIVE INDUSTRIES, INC. 1996 EMPLOYEE STOCK INCENTIVE PLAN OF OUR REPORT DATED MAY 23, 1997, EXCEPT FOR NOTE 3, AS TO WHICH THE DATE IS JANUARY 1, 1998, WITH RESPECT TO THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS OF KEYSTONE AUTOMOTIVE INDUSTRIES, INC. FOR THE YEAR ENDED MARCH 28, 1997 INCLUDED IN THIS FORM 8-K.


                                        ERNST & YOUNG LLP

Los Angeles, California
APRIL 8, 1998